THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

SUBSCRIPTION AGREEMENT / DEBT SETTLEMENT
(Non-US Subscriber)

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") is entered into on this ____ day of October, 2017.

TO:	Garmatex Holdings Inc. (the "Company")

Purchase of Common Shares

A. The Company is indebted to James Allen Bregani (the "Subscriber") in the aggregate amount of CDN$26,945.26 (the "Indebtedness") as at the effective date hereof, as a result of the assignment of certain debts due to former Company Management arising from loans and advances to the Company, accrued management fees and certain expenses paid on behalf of the Company, in the aggregate amount of CDN$26,945.26 (collectively, the “PGGL Advances”);

B. The Subscriber wishes to subscribe for 2,694,526 Common Shares (the “Common Shares” or the “Securities”) in the capital stock of the Company at the price of CDN$0.01 per share;

C. In lieu of receiving cash as payment of the Indebtedness and accrued and unpaid interest, the Subscriber has agreed to accept the Common shares as payment of the Indebtedness pursuant to the terms and conditions set forth in this Agreement; and

D. In lieu of receiving cash in payment of the subscription contemplated by this Agreement, the Company is willing to apply the Indebtedness in payment of the Subscription Proceeds.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Subscription

1.1 On the basis of the representations and warranties and subject to the terms and conditions set forth herein the Subscriber hereby irrevocably subscribes for and agrees to purchase 2,694,526 Common Shares, par value US$0.001 at a deemed purchase price per Share of CDN$0.01 per share (the subscription and agreement to purchase being the "Subscription"), for an aggregate deemed purchase price (the “Subscription Proceeds”) of CDN$26,945.26.

1.2 On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Common Shares to the Subscriber.

1.3 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

2. Settlement of Indebtedness

2.1 The Company and the Subscriber acknowledge that:

(a)	the balance currently due from the Company to the Subscriber pursuant to the Indebtedness is an aggregate amount of CDN$26,945.26; and

(b)

the Company and the Subscriber agree to apply the entire amount of the Indebtedness inclusive of any accrued and unpaid interest in payment of the Subscription Proceeds and, upon delivery of a signed copy of this Subscription Agreement to the Subscriber together with certificates evidencing the Common Shares registered as provided in this Subscription Agreement (the "Share Certificates"), the Subscription Proceeds shall be fully paid (and the date of repayment shall be the date that the Share Certificates are issued) subject to the conditions hereof.

3. Release

3.1 The Subscriber hereby agrees that upon delivery of the Common Shares by the Company in accordance with the provisions of this Agreement, the Indebtedness and any accrued and unpaid interest will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Indebtedness and any accrued and unpaid interest.

4. Closing

4.1 The sale of the Common Shares shall be completed (the "Closing") at such date as the parties may agree upon (the "Closing Date").

5. Acknowledgements of Subscriber

5.1 The Subscriber acknowledges and agrees that:

(a)

none of the Securities have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other securities legislation;

(c)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(d)

none of the Common Shares are listed on any stock exchange and no representation has been made to the Subscriber that any of the Common Shares will become or remain listed on any stock exchange or automated dealer quotation system;

(e)

none of the Securities may be offered or sold by the Subscriber to a U.S. Person (as defined in Section 6.1, below, or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(f)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(g)	no documents in connection with the sale of the Securities hereunder have been reviewed by the SEC or any state securities administrators;

(h)

the Subscriber is purchasing the Securities pursuant to an exemption from the registration and the prospectus requirements of applicable securities legislation on the basis that the Subscriber is not a resident of United States and, as a consequence:

(i)	is restricted from using most of the civil remedies available under U.S. securities legislation,

(ii)	may not receive information that would otherwise be required to be provided under U.S. securities legislation, and

(iii)	the Company is relieved from certain obligations that would otherwise apply under U.S. securities legislation;

(i)

the statutory and regulatory basis for the exemption claimed for the offer and sale of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(j)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6. Representations, Warranties and Covenants of the Subscriber

6.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(c)

the Subscriber is resident in the jurisdiction set out under the "Name and Address" on the signature page of this Subscription Agreement and the sale of the Securities to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(e)

if the Subscriber is a corporation or other entity, the entering into of this Subscription Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f)

the Subscriber is acquiring the Securities as principal for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and it has not subdivided its interest in the Securities with any other person;

(g)

the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Securities as principal for the Subscriber’s own account for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Securities;

(h)	the Subscriber is aware that an investment in the Company and Pubco is speculative and involves certain risks, including the possible loss of the entire investment;

(i)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(j)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of any of the Securities;

(k)

the Subscriber understands and agrees that none of the Securities have been or will be registered under the 1933 Act or under any state securities or "blue sky" laws of any state of the United States and, unless so registered, may not be offered or sold in the United States or directly or indirectly to U.S. Persons, except in accordance with the provisions of Regulation S ("Regulation "S" promulgated under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(l)

the Subscriber understands and agrees that offers and sales of any of the Securities prior to the expiration of a restricted period after the date of original issuance of the Securities (such period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state securities laws;

(m)

the Subscriber has not acquired the Securities as a result of, and it covenants that it will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(n)

the Subscriber agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(o)

the Subscriber will indemnify the Company against, and will hold the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders harmless from, any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(p)

the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(q)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase any of the Securities,

	(ii)	that any person will refund the purchase price of any of the Securities,

	(iii)	as to the future price or value of any of the Securities, or

(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that the shares of common stock of the Company are quoted on the over- the-counter market operated by the OTC Markets.

6.2 In this Subscription Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

7. Representations and Warranties will be Relied Upon by the Company

7.1 The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Securities, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the date of this Subscription Agreement and that they will survive the purchase by the Subscriber of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber thereof.

8. Resale Restrictions

8.1 The Subscriber acknowledges that any resale of any of the Securities will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any state of the United States and that none of the Securities may be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

8.2 The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Securities by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 8.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

9. Legending of Subject Securities

9.1 The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form: "THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S.

PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT."

9.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

10. Costs

10.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Securities shall be borne by the Subscriber.

11. Governing Law

11.1 This Subscription Agreement is governed by the laws of the State of Nevada and the laws applicable therein.

12. Survival

12.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

13. Assignment

13.1 This Subscription Agreement is not transferable or assignable.

14. Severability

14.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

15. Entire Agreement

15.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16. Notices

16.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

17. Counterparts and Electronic Means

17.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

18. Delivery Instructions

18.1 The Subscriber hereby directs the Company to deliver the Share Certificate issued pursuant to this Subscription Agreement to:

Address:_________________________

18.2 The Subscriber hereby directs the Company to cause the Share Certificates issued pursuant to this Subscription Agreement to be registered on the books of the Company as follows:

Name:__________________________

Address:________________________

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18.3 The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber’s purchase of the Securities as may be required for filing with the appropriate securities commissions and regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

Per:	/s/ James Allen Bregani

Name:	James Allen Bregani

Address:	____________________________

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Common Shares is hereby accepted by GARMATEX HOLDINGS INC.

DATED at ___________________ as of the _____ day of October, 2017.

GARMATEX HOLDINGS INC.

Per:	/s/ Lawrence Stephenson
Authorized Signatory